                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 FORM 8-K / A-1


                                 Current Report


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               NOVEMBER 6, 1997

                                 MED/WASTE, INC.
               (Exact Name of registrant as specified in charter)



--------------------------------------------------------------------------------


   DELAWARE                       0-22294                        65-0297759
(State or other                 (Commission                   (I.R.S. Employer
Jurisdiction of                 File Number)                    Identification)
 Incorporation)                                                    Number)


             3890 NW 132ND STREET, SUITE K, OPA LOCKA, FLORIDA 33054 (Address of principal executive offices and Zip Code)


--------------------------------------------------------------------------------


      Registrant's telephone number, including area code: (305) 688-3931


                                 NOT APPLICABLE
          (Former Name or former address, if changed since last report)


--------------------------------------------------------------------------------

Item 7.  Financial Statements and Exhibits:

(a) The following financial statements of Bonham Management Group, Inc. ("Bonham" or the "Company") are included herein:

Contents                                                                             F-1

Report of Independent Certified Public Accountants                                   F-2

Financial Statements:
       Balance Sheets                                                                F-3
       Statements of Operations                                                      F-4
       Statements of Shareholder's Equity (Deficit)                                  F-5
       Statements of Cash Flows                                                      F-6
       Notes to financial statements                                                 F-7

(b)    Pro forma financial information.                                              F-14

       Med/Waste, Inc.'s ("Med/Waste") pro forma condensed consolidated
       balance sheet as of June 30, 1997 (unaudited).                                F-15

       Med/Waste's pro forma condensed consolidated statement of operations
       for the six months ended June 30, 1997 (unaudited).                           F-16

       Med/Waste's pro forma condensed consolidated statement of operations
       for the year ended December 31, 1996 (unaudited).                             F-17



                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                    Med/Waste, Inc.
                                    (Registrant)

Dated: December 3, 1997             By: /s/ DANIEL A. STAUBER
                                       -----------------------
                                         Daniel A. Stauber
                                         President and Chief
                                         Executive Officer

                          BONHAM MANAGEMENT GROUP, INC.
                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants .................................................      F-2

Balance Sheets as of June 30, 1997 (unaudited) and December 31, 1996 ...............................      F-3

Statements of Operations for the six months ended June 30, 1997 and 1996 (unaudited)
and the year ended December 31, 1996 and the period from October 26, 1995
(incorporation) to December 31, 1995 ...............................................................      F-4

Statements of Shareholder's Equity (Deficit) for the six months ended June 30, 1997
(unaudited) and the year ended December 31, 1996 and the period from October 26, 1995
(incorporation) to December 31, 1995 ...............................................................      F-5

Statements of Cash Flows for the six months ended June 30, 1997 and 1996
(unaudited) and the year ended December 31, 1996 and the period from
October 26, 1995 (incorporation) to December 31, 1995 ..............................................      F-6

Notes to Financial Statements ......................................................................      F-7

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Bonham Management Group, Inc.

We have audited the accompanying balance sheet of Bonham Management Group, Inc., as of December 31, 1996, and the related statements of operations, shareholders equity (deficit), and cash flows for the year ended December 31, 1996 and for the period from October 26, 1995 (incorporation) to December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bonham Management Group, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from October 26, 1995 (incorporation) to December 31, 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, has a net capital deficiency and current liabilities exceed current assets. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.






Miami, Florida
May 20, 1997, except
for Note 10 which is as
of August 22, 1997 and
Note 12 which is as
of November 10, 1997

                          BONHAM MANAGEMENT GROUP, INC.

                                 BALANCE SHEETS




                                                              June 30,           December 31,
                                                                1997                1996
                                                             -----------         -----------
                                                             (Unaudited)
Assets (Note 4)

Current
  Cash and cash equivalents                                  $    95,379         $     9,958
  Trade accounts receivable (Note 11)                             45,712             381,061
                                                             -----------         -----------
Total current assets                                             141,091             391,019
                                                             -----------         -----------
Property and equipment, net (Note 3)                              48,996              51,789
Organizational costs, net                                          2,972               2,000
Deferred costs, net (Note 5)                                     215,403             234,917
Deposits (Note 8)                                                     --             100,475
Due from shareholder                                             128,037                  --
                                                             -----------         -----------
                                                             $   536,499         $   780,200
                                                             ===========         ===========
Liabilities and Capital Deficiency

Current Liabilities
  Bank overdraft                                             $        --         $    11,763
  Accounts payable                                               175,185             265,045
  Loan payable (Note 4)                                               --             282,501
  Loans payable - other                                          218,716                  --
  Accrued expenses                                               628,079             519,802
  Current portion of fines payable (Note 5)                       70,000              54,000
  Other liabilities                                               13,092              13,092
                                                             -----------         -----------
Total current liabilities                                      1,105,072           1,146,203
                                                             -----------         -----------
Fines payable, less current portion (Note 5)                     109,500             108,000
                                                             -----------         -----------
Commitments and Contingencies (Notes 7, 8, 10 and 12)

Capital deficiency
  Common stock, $1.00 par value; 5,000 shares
    authorized; 500 shares issued and outstanding                    500                 500
  Additional paid-in capital                                      49,500              49,500
Deficit                                                         (728,073)           (524,003)
                                                             -----------         -----------
Total capital deficiency                                        (678,073)           (474,003)
                                                             -----------         -----------
                                                             $   536,499         $   780,200
                                                             ===========         ===========






                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          BONHAM MANAGEMENT GROUP, INC.

                            STATEMENTS OF OPERATIONS



                                                                                                        Period from
                                                                                                      October 26, 1995
                                                                                    Year ended         (incorporation)
                                             For the six months ended June 30,      December 31,       to December 31,
                                                 1997               1996                1996                 1995
                                             -----------         -----------        ------------       ---------------
                                             (Unaudited)        (Unaudited)
Revenues (Note 8)                            $ 1,348,422         $ 1,345,141         $ 2,925,561         $   200,524
                                             -----------         -----------         -----------         -----------
Operating expenses:
  Administrative and selling expenses            569,127             595,634           1,792,383             106,736
  Operating costs (Note 9)                       856,567             619,442           1,496,830             132,732
                                             -----------         -----------         -----------         -----------

Total                                          1,425,694           1,215,076           3,289,213             239,468
                                             -----------         -----------         -----------         -----------
Operating (loss) income                          (77,272)            130,065            (363,652)            (38,944)

Other, net                                      (126,798)               (330)            (49,455)                167
                                             -----------         -----------         -----------         -----------
Net Loss                                     $  (204,070)        $   129,735         $  (413,107)        $   (38,777)
                                             ===========         ===========         ===========         ===========


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          BONHAM MANAGEMENT GROUP, INC.

                  STATEMENTS OF SHAREHOLDER'S EQUITY (DEFICIT)

                                                                              Additional                          Total
                                                      Common                   Paid-in                         Shareholder's
                                              Shares           Stock           Capital          Deficit       Equity (Deficit)
                                             --------        ---------        ---------        ---------      ----------------
Balance at October 26, 1995
 (incorporation)                                   --        $      --        $      --        $      --         $      --

Issuance of Common Stock                          500              500           49,500               --            50,000

Net loss                                           --               --               --          (38,777)          (38,777)
                                             --------        ---------        ---------        ---------         ---------

Balance at December 31, 1995                      500        $     500        $  49,500        $ (38,777)        $  11,223

Net loss                                           --               --               --         (413,107)         (413,107)

Distribution to shareholder                        --               --               --          (72,119)          (72,119)
                                             --------        ---------        ---------        ---------         ---------

Balance at December 31, 1996                      500        $     500        $  49,500        $(524,003)        $(474,003)
                                             --------        =========        =========        =========         =========

Net loss for the six months ended
 June 30, 1997 (unaudited)                         --               --               --         (204,070)         (204,070)

Balance at June 30, 1997 (unaudited)              500        $     500        $  49,500        $(728,073)        $(678,073)
                                             ========        =========        =========        =========         =========

                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          BONHAM MANAGEMENT GROUP, INC.

                            STATEMENTS OF CASH FLOWS



                                                                                                                 Period from
                                                                                                               October 26, 1995
                                                                                                Year ended      (incorporation)
                                                          For the six months ended June 30,    December 31,     to December 31,
                                                               1997              1996              1996              1995
                                                          -------------     ---------------    ------------    ----------------
                                                            (Unaudited)      (Unaudited)
Operating Activities:
  Net (loss) income                                         $(204,070)        $ 129,735         $(413,107)        $ (38,777)
  Adjustments to reconcile net income to net cash
  (used in) provided by operating activities, net
  of acquisitions:
    Depreciation and amortization                              22,704            23,560            49,337                80
    Bad debt provision                                             --                --            70,000                --
    Cash provided by (used for)
      Accounts receivable                                     335,349          (220,037)         (286,901)          (94,160)
      Deposits                                                100,475              (275)         (160,275)          (10,200)
      Intangibles                                                  --                --                --           (67,400)
      Accounts payable                                        (89,860)          (67,069)          167,387            97,658
      Accrued expenses                                        108,277           255,881           509,577            10,225
      Fines payable                                            40,000                --                --                --
      Other liabilities                                            --             8,145            13,092                --
                                                            ---------         ---------         ---------         ---------

Net cash provided by (used in) operating activities           312,875           129,940           (50,890)         (102,574)
                                                            ---------         ---------         ---------         ---------

Investing Activities:
  Purchases of property, plant and equipment, net              (1,369)          (31,283)          (54,723)               --
                                                            ---------         ---------         ---------         ---------

Net cash used in investing activities                          (1,369)          (31,283)          (54,723)               --
                                                            ---------         ---------         ---------         ---------

Financing Activities:
  Bank borrowing                                             (282,501)               --           282,501                --
  Proceeds from loans - other                                 218,716                --                --                --
  Payment of fines                                            (22,500)          (27,000)          (54,000)               --
  (Repayment) borrowing of loan from shareholder                   --           (45,500)          (45,500)           45,500
  Bank overdraft                                              (11,763)           19,943               374            11,389
  Distribution to shareholder                                      --                --           (72,119)               --
  Proceeds from issuance of common stock                           --                --                --            50,000
  Advances to shareholder                                    (128,037)          (48,806)               --                --
                                                            ---------         ---------         ---------         ---------

Net cash (used in) provided by financing activities         (226,085)         (101,363)          111,256           106,889
                                                            ---------         ---------         ---------         ---------

Increase in cash and cash equivalents                          85,421            (2,706)            5,643             4,315
Cash and cash equivalents at beginning of year                  9,958             4,315             4,315                --
                                                            ---------         ---------         ---------         ---------

Cash and cash equivalents at end of year                    $  95,379         $   1,609         $   9,958         $   4,315
                                                            =========         =========         =========         =========

Supplemental disclosure of cash flow information
  Cash paid during the year for interest                    $   9,517         $   6,500         $  13,994         $      --
  Cash paid during the year for taxes                       $      --         $      --         $      --         $      --
  Assumption of fine payable                                $      --         $      --         $      --         $ 216,000
                                                            =========         =========         =========         =========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                          BONHAM MANAGEMENT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
   (FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM OCTOBER 26, 1995
               (INCORPORATION) TO DECEMBER 31, 1995 AND UNAUDITED
          WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996)


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION, DESCRIPTION OF BUSINESS

         Bonham Management Group, Inc. ("Bonham" or the "Company"), was incorporated under the laws of the State of Georgia on October 26, 1995. As of November 1, 1996, the Company became a wholly-owned subsidiary of Bonham Environmental Services, Inc., through the exchange by the shareholder of all of the outstanding shares of the Company for shares of a newly created holding company. This transaction was accounted for using carryover basis since these are companies under common control. The Company provides autoclave services for disposal of medical waste at a leased facility in Marcus Hook, Pennsylvania.

         PROPERTY AND EQUIPMENT

         Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets using the straight-line method.

         ORGANIZATIONAL COSTS

         Organizational costs are carried at cost and are amortized on a straight-line basis over a period of five years.

         DEFERRED COSTS

         Deferred costs relate to the assumption of an obligation in connection with a management agreement entered into by the Company. These costs are amortized over five years, the duration of the management agreement (Note 5).

         INCOME TAXES

         Through October 31, 1996, the Company had elected S corporation status under the provisions of the Internal Revenue Service Code with a December 31 year end. On October 31, 1996, the Company terminated its S corporation election and will file a consolidated tax return with Bonham Environmental Services, Inc., its parent, for the tax year ending June 30, 1997. As of December 31, 1996, the Company had no Federal tax liability.

                          BONHAM MANAGEMENT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
   (FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM OCTOBER 26, 1995
               (INCORPORATION) TO DECEMBER 31, 1995 AND UNAUDITED
          WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996)




         REVENUE RECOGNITION

         The Company recognizes revenues as services are provided.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments.

         The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and equivalents, trade receivables, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

         Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," issued by the Financial Accounting Standards Board
         (FASB), is effective for financial statements for fiscal years beginning after December 15, 1995. This standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. The Company adopted this standard in 1996, and its adoption did not have a material effect on its financial position or results of operations.

         UNAUDITED INTERIM FINANCIAL STATEMENTS

         The financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited, and have been prepared on the same basis as the audited financial

                          BONHAM MANAGEMENT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
   (FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM OCTOBER 26, 1995
               (INCORPORATION) TO DECEMBER 31, 1995 AND UNAUDITED
          WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996)



         statements included herein. In the opinion of the management, such unaudited financial statements include all adjustments consisting of normal recurring accruals, necessary to present fairly the information set forth therein. Results for interim periods are not indicative of results to be expected for an entire year.

2.       GOING CONCERN

         The Company's financial statements are presented on the going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Bonham has entered into an agreement with Med/Waste Inc., (Note 12) for the sale of certain assets as part of its plan to meet its liquidity needs. The Company believes that this sale, if consummated, should be adequate to fund current obligations. However, there can be no assurance that this transaction will be consummated.

         The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

           Year ended December 31,                                                Useful Lives        1996
           ---------------------------                                          ------------------ ----------

           Leasehold improvements                                                   5 years        $    5,521
           Boiler and auxiliary equipment                                           10 years           32,646
           Light trucks and trailers                                                5 years            16,556
                                                                                ------------------ ----------

           Total                                                                                       54,723

           Less accumulated depreciation                                                                2,934

                                                                                ------------------ ----------

           Property and equipment, net                                                             $   51,789
                                                                                ================== ==========


         Depreciation of property and equipment was $2,934 for the year ended December 31, 1996.

4.       LOAN PAYABLE

         In July 1996, the Company entered into an agreement with a finance company, whereby the Company can borrow 80% of approved receivables up to $400,000 under a revolving line

                          BONHAM MANAGEMENT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
   (FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM OCTOBER 26, 1995
               (INCORPORATION) TO DECEMBER 31, 1995 AND UNAUDITED
          WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996)



         of credit. Principal and interest are payable as the approved receivables are collected. The interest rate on the line is prime plus 3%. The loan is due on demand. Substantially all of the Company's assets have been collateralized for the loan.

5.       FINES PAYABLE

         On October 30, 1995, Bonham entered into a management agreement to operate the plant facility under a five year management agreement with a five year renewal option. As part of the agreement, Bonham agreed to pay the Pennsylvania Department of Environmental Protection (DEP) fines totaling $216,000, previously assessed to the owner of the facility. The penalty is payable in 16 quarterly payments of $13,500 commencing January 15, 1996 and ending October 15, 1999. The amount payable at December 31, 1996 was $162,000.

6.       INCOME TAXES

         At December 31, 1996, the Company had Federal net operating loss carryforwards of approximately $259,000 that expire through 2011. This loss occurred during the period the Company was a C Corporation. For financial reporting purposes, a valuation allowance of $139,750 has been recognized to offset the net deferred tax assets related to these carryforwards and other deferred tax assets.

         Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                         December 31,                          1996
          ----------------------------------------          ---------
          Deferred tax liabilities:
                  Depreciation and Amortization              $   6,900
                                                             ---------
          Total deferred tax liabilities                     $   6,900
                                                             ---------
          Deferred tax assets:
                   Net operating loss carryforwards          $  88,000
                   Accrued shareholder wages                    34,850
                   Bad debt                                     23,800
                                                             ---------
          Total deferred tax assets                          $ 146,650
                                                             ---------
          Valuation allowance for deferred tax assets        $(139,750)
                                                             ---------
                                                             $      --
                                                             =========

                          BONHAM MANAGEMENT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
   (FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM OCTOBER 26, 1995
               (INCORPORATION) TO DECEMBER 31, 1995 AND UNAUDITED
          WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996)




         The reconciliation between the provision for income taxes and the amount which results from applying the federal statutory tax rate of 34% to loss before income taxes as a C Corporation, is as follows:

                               December 31,                                        1996
          -----------------------------------------------------                  ---------
          Income tax expense (credit) at statutory federal rate                  $(118,600)

          Non-deductible expenses                                                   30,600

          Limitation on recognition of deferred tax
                   asset due to valuation allowance                                 88,000

                                                                                 ---------

                                                                                 $     --
                                                                                 =========



7.       COMMITMENTS AND CONTINGENCIES

         Due to the nature of the Company's industry, the Company may be subject to a number of investigations, lawsuits and claims arising from the conduct of its business, including those relating to environmental matters. The Company is not aware of any ongoing investigations, lawsuits or claims relating to environmental matters. Environmental expenditures that relate to current operations will be expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation will be expensed.

         Bonham entered into an asset purchase agreement on June 28, 1996 with an Ohio corporation, for $1,100,000. Bonham made an initial payment of $150,000 on June 28, 1996, the date of the first closing.

         Pursuant to the contract, Bonham is to make monthly payments to the owner of the facility until the second and final closing. During 1996, Bonham was obligated to pay $100,000, of which $10,000 was paid by December 31, 1996.

         Bonham is currently negotiating with the Ohio corporation to terminate this purchase agreement. The Ohio corporation is proposing to return approximately $60,000 of the $150,000 initial deposit to Bonham. The difference of $90,000 has been expensed as rent expense and the $60,000 has been fully reserved.

8.       MANAGEMENT AGREEMENTS

         Bonham operates the plant facilities under a five year management agreement with a five year renewal option. The management agreement calls for the payment by Bonham of a

                          BONHAM MANAGEMENT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
   (FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM OCTOBER 26, 1995
               (INCORPORATION) TO DECEMBER 31, 1995 AND UNAUDITED
          WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996)



         monthly fee of $15,000 and a quarterly consulting fee of 50% of adjusted net profits (as defined). The payment of these fees allows the Company to generate and collect revenues from its autoclave services. In connection with this agreement, fees paid in 1996 and 1995 were approximately $99,900 and $30,000, respectively. The first lease term ends October 31, 2000. Minimum annual payments are $180,000 for years 1997 through 1999 and $150,000 for year 2000.

         Bonham entered into a management agreement with a Kentucky corporation, in August 1996 to operate a facility in Prestonsburg, Kentucky to treat and incinerate medical waste with a view to purchase the facility. The initial term of the management agreement was for the period of August 21, 1996 to December 16, 1996 with a renewal option which is mutually agreed upon at that time. There was no profit or loss resulting from this agreement.

         On March 27, 1997, Bonham and the owner of the Kentucky facility reached a written agreement, whereby substantially all amounts deposited will be returned to Bonham (approximately $90,000 of the $100,000 deposit). The remaining $10,000 deposit will be returned subject to the sale of the Kentucky facility. This amount has been fully reserved as of December 31, 1996. Bonham operated the facility until March 31, 1997.

9.       RELATED PARTY TRANSACTIONS

         Included in the Company's operating expenses for 1996 are $315,381 of expenses paid on behalf of affiliated companies. The expenses are not deemed recoverable from the affiliated companies and are therefore charged to operations in 1996.

10.      LITIGATION

         On August 22, 1997, the Company received notice of a claim aggregating approximately $600,000 filed against the Company, Bonham Environmental Services, Inc. and Fred Bonham pertaining to violations of certain provisions of two agreements, dated August 1996. Among other things, the claim alleges that the Company exposed the Kentucky corporation referred to in Note 8, to federal withholding tax liens, claims for loss of health benefits, missing equipment, etc. The Company disagrees with the claim and believes that its predecessor legal counsel obtained a release from the plaintiff. Accordingly, this matter will not materially affect the financial statements of the Company.

         Additionally, the Company is subject to various legal proceedings, claims and liabilities which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these matters will not materially affect the financial statements of the Company.

11.      CONCENTRATION ON CREDIT RISK

         The Company sells its services principally to eight to ten customers on the east coast of the United States. In 1996 five customers provided the Company with sales ranging from approximately 11% to 31% of total revenues. The Company performs ongoing credit evaluations of its customers and generally does not require collateral for outstanding accounts receivable. Allowances are estimated for potential credit losses.

                          BONHAM MANAGEMENT GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS
   (FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM OCTOBER 26, 1995
               (INCORPORATION) TO DECEMBER 31, 1995 AND UNAUDITED
          WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996)



12.      SUBSEQUENT EVENTS

         In May 1997, Med/Waste, Inc. ("Med/Waste"), a Delaware corporation, entered into a purchase agreement to acquire certain assets of Bonham for $1,966,000. Med/Waste has agreed to pay $850,000, including the assumption of certain liabilities and contingencies, assumed a $116,000 penalty and issue 200,000 shares of previously unregistered and unissued Med/Waste common stock with a guaranteed market value of $5 per share on the first anniversary of the closing. Bonham closed on the acquisition on November 10, 1997.

         Effective June 1, 1997, the Company entered into a management agreement with Med/Waste, whereby Med/Waste will receive all of the net profits or losses of Bonham through the closing.

         On November 6, 1997, the real property and certain assets of the autoclave facility operated by Bonham under a management agreement were purchased by Med/Waste.

         The property acquired by Med/Waste is part of an industrial park which has been named by the Environmental Protection Agency ("EPA") as a proposed "Super Fund Site."

                        MED/WASTE, INC. AND SUBSIDIARIES
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

     The accompanying condensed consolidated pro forma financial statements illustrate the effect of the acquisition of certain net assets of Bonham Management Group, Inc., ("Bonham" or the "Company") on Med/Waste, Inc.'s and subsidiaries' ("Med/Waste") consolidated financial position and results of operations. On November 10, 1997, Med/Waste purchased certain net assets of the Company. The net assets purchased consisted primarily of the right to manage a waste incineration facility, (the "Facility"). The Company operated the Facility as a waste disposal incinerator facility for waste through May 31, 1997. Effective June 1, 1997, Med/Waste managed the facility under a management contract with the Company, whereby Med/Waste will receive all of the net profits or losses of operating the facility as its management fee. As such, the Company had no revenues or operating expenses in the month of June 1997 from the management of the facility. Med/Waste recorded net profits derived from managing the facility for the month of June 1997 as management fees. The purchase price for Bonham amounted to $1,966,000 payable, $850,000 in cash, for which, Med/Waste received (a) a credit of $213,212 for liabilities assumed, accounts payable to a consolidated subsidiary of Med/Waste and a loan payable to Med/Waste; (b) $228,864 for amounts previously advanced to the Company and (c) $250,000 of preacquisition contingencies for repairs and necessary upgrades and the assumption of $116,000 of penalties previously assessed and 200,000 shares of restricted Med/Waste common stock with a guaranteed market value of $1 million on the first anniversary of the closing date. The cash portion of the purchase price was paid out of cash on hand and available borrowings under Med/Waste's working capital line of credit.

On November 6, 1997, Med/Waste acquired the land, facilities and equipment managed by Bonham from K.S. Processing and its shareholders. The purchase price for the facility amounted to $1.4 million, payable $200,000 in cash for equipment, $700,000 in cash for land and building and $500,000, for a non-compete agreement, in the form of a non-interest bearing note payable, payable in 60 equal payments.

The condensed consolidated pro forma balance sheet as of June 30, 1997 is based on the historical balance sheets of the Company and Med/Waste as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 are based on the historical statements of operations of the Company and Med/Waste for those periods. The pro forma condensed consolidated statements of operations assumes the acquisition took place on January 1, 1996. The condensed consolidated pro forma financial statements reflect the pro forma adjustments of Med/Waste's acquisition of substantially all of the assets of Environmental Waste Reductions, Inc. ("EWR") which closed on September 25, 1997.

The condensed consolidated pro forma financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of Med/Waste, Inc., and Bonham Management Group, Inc.

                        MED/WASTE, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)


                                                          Combined
                                                        Med/Waste and
                                                            EWR              Bonham              Adjustments           Pro Forma
                                                         ------------      ------------         ------------          ------------
Assets

Current assets:
  Cash and cash equivalents                              $    565,983                           $   (386,788)(1)      $    179,195
  Accounts receivable, net                                  2,312,632                                (54,962)(1)         2,257,670
  Notes receivable from autoclaves-current                    152,306                                                      152,306
  Notes receivable from franchisees-current portion         1,096,604                                                    1,096,604
  Inventories                                                 324,685                                                      324,685
  Prepaid expenses                                            421,898                                                      421,898
  Other current assets                                        214,309                                                      214,309
                                                         ------------                                                 ------------
Total current assets                                        5,088,417                --                                  4,646,667
                                                                                                                      ------------

Notes receivable from franchisees - less current            1,181,837                                                    1,181,837
Notes receivable from autoclaves - less current               693,837                                                      693,837
Land                                                               --                                700,000(2)            700,000
Operating and office equipment, net of
  accumulated depreciation                                  6,184,176            48,996              200,000(2)          6,433,172
Intangible assets - net of accumulated amortization           706,774           215,403             (215,403)(3)           706,774
Other assets                                                  881,195                               (131,250)(1)           749,945
Non-compete agreement - K.S. Shareholders                          --                                392,000(2)            392,000
Non-compete agreement - F. Bonham                                  --                                300,000(1)            300,000
Cost in excess of net assets acquired                       1,419,612                              1,666,000(1)          3,085,612
                                                         ------------      ------------                               ------------
Total assets                                             $ 16,155,848           264,399                               $ 18,889,844
                                                         ============      ============                               ============
Liabilities and Capital Deficiency
  Current Liabilities
    Bank loan                                            $  1,825,000                           $    900,000(2)       $  2,725,000
    Accounts payable and accrued expenses                   2,750,598                                250,000(1)          3,000,598
    Current portion of capital lease obligations              191,989                                                      191,989
    Notes payable - current                                   561,454                                 63,000(2)            624,454
    Deferred revenue                                           61,853                                                       61,853
    Customer deposits                                          59,815                                                       59,815
    Current portion of fines payable                               --                                143,000(1)            143,000
                                                         ------------                                                 ------------
Total current liabilities                                   5,450,709                                                    6,806,709
Notes payable and long-term debt                            2,634,312                                329,000(2)          2,963,312
10% convertible redeemable debentures due July 1, 2000      3,000,000                                                    3,000,000
                                                         ------------                                                 ------------
                                                           11,085,021                                                   12,770,021
                                                         ------------      ------------                               ------------
Shareholders' equity                                        5,070,827      $    264,399            1,000,000(1)
                                                                                                    (215,403)(3)         6,119,823
                                                         ------------      ------------                               ------------
Total equity                                                5,070,827           264,399                                  6,119,823
                                                         ------------      ------------                               ------------
Total liabilities and shareholders' equity               $ 16,155,848      $    264,399                               $ 18,889,844
                                                         ============      ============                               ============




 SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                        MED/WASTE, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997


                                           Combined
                                           Med/Waste
                                            and EWR        Bonham      Adjustments      Pro Forma
                                          -----------    ----------   --------------    ------------
Revenues                                  $12,666,886    $1,348,422                      $14,015,308
                                          -----------    ----------                     ------------
Operating costs and expenses:
  Operating costs                           9,284,854       569,127                        9,853,981
  Selling and administrative                2,996,947       856,567                        3,853,514
  Amortization of intangibles                  67,370                   110,850(4)           178,220
  Depreciation and amortization               127,836            --      20,000(4)           147,836
                                          -----------    ----------                     ------------

Total expenses                             12,477,007     1,425,694                       14,033,551
                                          -----------    ----------                     ------------

Operating income (loss)                       189,879       (77,272)                         (18,243)

Other, net                                   (146,688)     (126,798)                        (273,486)
                                          -----------    ----------                     ------------

Net income (loss)                              43,191      (204,070)                        (291,729)
                                          ===========    ==========                     ============

Net income (loss) per share               $      0.02                                   $      (0.12)
                                          ===========                                   ============

Weighted average shares outstanding         2,317,674                                      2,517,674
                                          ===========                                   ============




 SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                        MED/WASTE, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996

                                         Combined
                                         Med/Waste
                                          and EWR             Bonham          Adjustments       Pro Forma
                                        -----------         ----------       -------------    -------------
Revenues                                $20,944,157         $2,925,561                         $23,869,718
                                        -----------         ----------                        -------------

Operating costs and expenses:
  Operating costs                        16,035,217          1,792,383                          17,827,600
  Selling and administrative              6,451,226          1,496,830                           7,948,056
  Amortization of intangibles               114,799                            221,700(4)          336,499
  Depreciation and amortization             181,823                             40,000(4)          221,823
                                        -----------         ----------                        ------------

Total Expenses                           22,783,065          3,289,213                          26,333,978
                                        -----------         ----------                        ------------

Operating (loss)                         (1,838,908)          (363,652)                         (2,464,260)

Other, net                                 (389,379)           (49,455)                           (438,834)
                                        -----------         ----------                        ------------

Net loss                                 (2,228,287)          (413,107)                         (2,903,094)
                                        ===========         ==========                        ============

Net loss per share                      $     (1.09)                                           $     (1.29)
                                        ===========                                           ============

Weighted average shares outstanding       2,043,065                                              2,243,065
                                        ===========                                           ============
















 SEE NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                        MED/WASTE, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)



Note 1

The pro forma adjustments to the condensed consolidated balance sheet are follows:


     To reflect the acquisition of certain assets of Bonham Management, Inc. ("Bonham" or the "Company") and the allocation of the purchase price on the basis of the fair values of the assets acquired. The components of the purchase price and its allocation to the assets of the Company are as follows:

     Components of purchase price:
       Cash - due from buyer at closing                                 $   157,924
       Cash previously advanced                                             228,864
       Issuance of 200,000 shares of restricted
          Med/Waste common stock                                          1,000,000
     Accounts payable and accrued expenses:
       Pre-acquisition contingencies (necessary repairs,
          maintenance and upgrades)                       $    250,000
       Loan payable - Med/Waste plus accrued interest          131,250
       Accounts payable - Safety Disposal System of
          South Carolina, Inc. (a consolidated
          subsidiary of Med/Waste)                              54,962
       Other penalties assumed                                  27,000
       Department of Environmental Protection penalty          116,000
                                                          ------------
                                                                            579,212
                                                                        -----------
     Purchase price                                                       1,966,000

     Allocation of purchase price:
       Non Compete Agreement                                               (300,000)
                                                                        -----------

     Cost in excess of net assets acquired                              $ 1,666,000
                                                                        -----------

Note 2
     Components of purchase of the facilty:
       Cash                                               $    900,000
       Non-interest bearing note for non-compete
          agreement                                            500,000
                                                          ------------

       Purchase price                                        1,400,000
       Less discount imputed at 10%                           (108,000)
                                                          ------------
       Purchase price                                     $  1,292,000
                                                          ============

                        MED/WASTE, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)



               Allocation of purchase price:
                 Land                                   $   700,000
                 Equipment                                  200,000
                 Non-compete agreement                      392,000
                                                        -----------

               Total                                    $ 1,292,000
                                                        ===========

Note 3

To reflect the write down of Bonham's intangible assets immediately after the acquisition.

  Intangible assets, net of accumulated amortization    $   215,403
                                                        ===========



Note 4

The pro forma adjustments to the condensed consolidated statements of operations are as follows:


                                                    Six months        Year Ended
                                                    Ended June         December
                                                     30, 1997          31, 1996
                                                    ----------------------------

  Adjustments to operating costs and expenses:
    Amortization of intangibles
    Amortization of excess cost over fair value
      of net assets acquired over twenty years $ 41,650 $ 83,300 Amortization of non-compete agreement
      with Fred Bonham over five years                   30,000          60,000
      Amortization of non-compete agreement
        with K.S. stockholders over five years           39,200          78,400
                                                    -----------     -----------

                                                    $   110,850     $   221,700
                                                    -----------     -----------

    Depreciation of equipment over five years       $    20,000     $    40,000
                                                    ===========     ===========